UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2006

CAPITAL CORP OF THE WEST
(Exact Name of Registrant as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

550 West Main Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)

(209) 725-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2006, the parent company of County Bank, Capital Corp of the West (NASDAQ:NMS:CCOW) announced the appointment of Katherine Wohlford as its new executive vice president and chief administrative officer.

Ms. Wohlford has more than 20 years of banking experience, most recently serving as first vice president - marketing with Washington Mutual Bank in Seattle, Wash.  She began her career in banking with Bank of America in 1978. In 1985, Ms. Wohlford joined Glendale Federal as senior vice president - retail marketing. In 1995, she joined Home Savings of America as senior vice president, director of product development and management. While with Home Savings, she oversaw a consumer and business deposits portfolio in excess of $32 billion and business products that served over 2 million households.  Ms. Wohlford holds a MBA from Chapman University, a B.A. from California State University, Fullerton and has received numerous awards over her career.  For more information related to this event, please see a copy of the press release as it appears in Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Not Applicable

(b) Pro Forma Financial Information.
Not Applicable

(c) Exhibits
99.1  Copy of press release, dated March 21, 2006, issued by Capital Corp of the West.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
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(Registrant)

Dated: March 21, 2006	By: /s/ David Curtis

David Curtis
Vice President/Controller